Exhibit 99.2

NEWS RELEASE

For Immediate Release:

May 10, 2018

Investors: Scott Lamb, +1 832 513 1068, Scott.Lamb@McDermott.com

Media: Gentry Brann, +1 832 513 1031 or +1 281 870 5269, Gentry.Brann@McDermott.com

McDermott Completes Combination with CB&I

Forms Fully Vertically Integrated Onshore-Offshore EPCI Company with Broad Service Offering and Market-Leading Technology Portfolio

Combination Creates a Global Leader with Over 40,000 Employees, Including More Than 5,000 Engineers, and a Strong Presence in High-Growth Developing Regions

Announces Board of Directors

HOUSTON – May 10, 2018 – McDermott International, Inc. (“McDermott” or the “Company”) (NYSE:MDR) today announced that it has completed its combination with Chicago Bridge & Iron Company N.V. (“CB&I”), creating a premier, fully integrated provider of technology, engineering and construction solutions for the energy industry.

“This is an exciting day for McDermott,” said David Dickson, President and Chief Executive Officer of McDermott. “The combination of McDermott and CB&I brings together a global upstream and subsea engineering, procurement and construction company with an established downstream provider of industry-leading petrochemical, refining, power, gasification and gas processing technologies and solutions—creating a company that spans the entire value chain from concept to commissioning. Together, we have the integrated technology, engineering expertise, construction experience and global reach to design and build the energy infrastructure of the future.

“We are confident that the execution of our ‘One McDermott Way’ strategy will allow us to drive value for our stockholders and meet the continuously evolving needs of our customers.”

In accordance with the terms of the business combination agreement, and as a result of the approval by McDermott stockholders of the 3-to-1 reverse stock split resolution, CB&I shareholders will receive 0.82407 shares of McDermott common stock for each share of CB&I common stock tendered in the exchange offer. Each remaining share of CB&I common stock held by CB&I shareholders not acquired by McDermott in the exchange offer was effectively converted into the right to receive the same 0.82407 shares of McDermott common stock that will be paid in the exchange offer, together with cash in lieu of any fractional shares of McDermott common stock, less any applicable withholding taxes. As a result of the combination, CB&I common stock will no longer be listed on the New York Stock Exchange and will cease trading prior to the open of the market on May 11, 2018.

McDermott is a global leader with a complementary geographic portfolio and a strong presence in high-growth markets with a broad offshore upstream and downstream service offering and market leading technology portfolio. With more than 200 years of combined experience, McDermott has the depth of expertise and full range of innovative capabilities to help companies solve today’s problems while planning for the complex challenges of tomorrow from the wellhead to the storage tank.

As previously announced, David Dickson is President and CEO of McDermott and Gary P. Luquette will continue as Non-Executive Chairman of the Board of Directors.

The Board of Directors includes:

•	Forbes I. J. Alexander

•	Philippe Barril

•	John F. Bookout, III

•	David Dickson, President and Chief Executive Officer, Director

•	L. Richard Flury

•	W. Craig Kissel

•	Gary Luquette, Non-Executive Chairman of the Board

•	James H. Miller

•	William H. Schumann, III

•	Mary L. Shafer-Malicki

•	Marsha C. Williams

An Integrated Global Structure

Operating in more than 54 countries, McDermott’s locally focused and globally integrated resources include approximately 40,000 employees, including more than 5,000 engineers, a diversified fleet of specialty marine construction vessels and fabrication facilities around the world.

McDermott will be organized by geographic areas—North, Central & South America; Europe, Africa, Russia & Caspian; Middle East & North Africa; and Asia Pacific—with an executive presence in each area, supported by Global Project Execution and Delivery functions, to drive operational excellence and deepen relationships with local customers. CB&I’s former technology business, now called Lummus Technology, will continue to operate as a distinct licensing, catalyst, engineering and after-market services business.

Industry Leading Technology Portfolio

McDermott is a leading licensor of proprietary petrochemicals, refining, gasification and gas processing technologies, and a supplier of proprietary catalysts and related engineering. These technologies are critical in the gasification of coal into syngas; the refining of crude oil into gasoline, diesel, jet fuel and lubricants; and the processing of natural gas into various chemicals and polymers. McDermott’s portfolio includes more than 100 licensed proprietary technologies, supported by more than 3,500 patents and patent applications.

McDermott is also innovating digital solutions for offshore projects that provide improved safety, quality and greater efficiency from project inception to decommissioning, and the industry’s first true digital twin. These innovations positively impact productivity, cross-functional collaboration and on-schedule delivery of complex projects.

Updated Company Presentation

McDermott has summarized its value drivers for customers and stockholders in an updated company presentation, which will be posted on the Investor Relations page of its website.

About McDermott

McDermott is a premier, fully integrated provider of technology, engineering and construction solutions to the energy industry. For more than a century, customers have trusted McDermott to design and build end-to-end infrastructure and technology solutions—from the wellhead to the storage tank—to transport and transform oil and gas into the products the world needs today. Our proprietary technologies, integrated expertise and comprehensive solutions deliver certainty, innovation and added value to energy projects around the world. Customers rely on McDermott to deliver certainty to the most complex projects, from concept to commissioning. It is called the “One McDermott Way.” Operating in over 54 countries, McDermott’s locally focused and globally-integrated resources include approximately 40,000 employees and engineers, a diversified fleet of specialty marine construction vessels and fabrication facilities around the world. To learn more, visit www.mcdermott.com.

Forward-Looking Statements

McDermott cautions that statements in this communication which are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact actual results of operations of McDermott, including after the proposed business combination with CB&I. These forward-looking statements include, among other things, statements about the results of the combination. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: the outcome of any legal proceedings, regulatory proceedings or enforcement matters; the costs incurred to consummate the combination; the possibility that the expected synergies from the combination will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; the credit ratings of the company; disruption from the combination making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the post-combination integration efforts; adverse changes in the markets in which McDermott operates or credit markets; the inability of McDermott to execute on contracts in backlog successfully; changes in project design or schedules; the availability of qualified personnel; changes in the terms, scope or timing of contracts; contract cancellations; change orders and other modifications and actions by customers and other business counterparties of McDermott; changes in industry norms; and adverse outcomes in legal or other dispute resolution proceedings. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on forward-looking statements. For a more complete discussion of these and other risk factors, please see each of McDermott’s and CB&I’s annual and quarterly filings with the U.S. Securities and Exchange Commission (the “SEC”), including their respective annual reports on Form 10-K for the year ended December 31, 2017. This communication reflects the views of McDermott’s management as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.